Exhibit 10.7
NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO THE SECOND PRIORITY COLLATERAL AGENT PURSUANT TO THIS AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE SECOND PRIORITY COLLATERAL AGENT HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT DATED AS OF MARCH 25, 2008, AS THE SAME MAY BE AMENDED, SUPPLEMENTED, MODIFIED OR REPLACED FROM TIME TO TIME (THE “INTERCREDITOR AGREEMENT”), AMONG JPMORGAN CHASE BANK, N.A., AS FIRST PRIORITY REPRESENTATIVE, DEUTSCHE BANK TRUST COMPANY AMERICAS, A NEW YORK BANKING CORPORATION, AS SECOND PRIORITY REPRESENTATIVE AND MONEYGRAM PAYMENT SYSTEMS WORLDWIDE, INC. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND THIS AGREEMENT, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.
SECOND PRIORITY PLEDGE AGREEMENT
     This SECOND PRIORITY PLEDGE AGREEMENT (this “Agreement”), dated as of March 25, 2008, is among MoneyGram International, Inc., a Delaware corporation (“Holdco”), MoneyGram Payment Systems Worldwide, Inc., a Delaware corporation (the “Company”), MoneyGram Payment Systems, Inc., a Delaware corporation (“Payment Systems”), FSMC, Inc., a Minnesota corporation (“FSMC”), MoneyGram Investments, LLC (formerly CAG, Inc.), a Delaware limited liability company (“Investments”), PropertyBridge, Inc., a Delaware corporation (“PropertyBridge”), MoneyGram of New York LLC, a Delaware limited liability company (“MGI NY”; Holdco, the Company, Payment Systems, FSMC, Investments, PropertyBridge, MGI NY and each Person who becomes a party to this Agreement by execution of a joinder in the form of Exhibit C hereto, are sometimes collectively referred to herein as “Pledgors” and each, individually, as a “Pledgor”), and Deutsche Bank Trust Company Americas, a New York banking corporation, as Collateral Agent for the benefit of the Second Priority Secured Parties (the “Second Priority Collateral Agent”).
W I T N E S S E T H:
     WHEREAS, the Company, the Guarantors listed on the signatures pages thereto and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee and collateral agent, have entered into that certain Indenture dated as of March 25, 2008 (the “Indenture”);
     WHEREAS, pursuant to that certain Second Amended and Restated Note Purchase Agreement dated as of March 24, 2008 by and among Holdco, the Company, GSMP V Onshore US, Ltd., an exempted company incorporated in the Cayman Islands with limited liability (“GSMP Onshore”), GSMP V Offshore US, Ltd., an exempted company incorporated in the Cayman Islands with limited liability (“GSMP Offshore”) and GSMP V Institutional US, Ltd., an exempted company incorporated in the Cayman Islands with limited liability (“GSMP Institutional” and together with THL Credit Partners, GSMP Onshore and GSMP Offshore, the “Purchasers”) (the same, as it may be amended, restated, modified or supplemented and in effect from time to time, being herein referred to as the “Note Purchase Agreement”), the Purchasers

have agreed to purchase Notes issued in accordance with the terms and conditions of the Indenture;
     WHEREAS, each of the Pledgors has benefited or will benefit directly and indirectly from the proceeds of the issuance of Notes pursuant to the Indenture, and has granted a Note Guarantee pursuant to the Indenture; and
     WHEREAS, to induce the Purchasers to enter into the Note Purchase Agreement and purchase the Notes, the Pledgors have agreed to pledge to the Second Priority Collateral Agent, for the benefit of the Second Priority Collateral Agent and the Second Priority Secured Parties, the Pledged Collateral (as defined below) on the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     Section 1. Definitions. Capitalized terms used herein without definition and defined in the Indenture are used herein as defined therein. In addition, as used herein:
     “Event of Default” means an Event of Default (as defined in the Indenture).
     “Excluded Shares” means any Capital Stock of any Foreign Subsidiary in excess of 65% of such Capital Stock of such Foreign Subsidiary.
     “First Priority Collateral Agent” means JPMorgan Chase Bank, N.A., and its successors and/or assigns in its capacity as collateral agent for the Secured Parties (as defined in the Credit Agreement).
     “First Priority Obligations Payment Date” shall have the meaning ascribed thereto in the Intercreditor Agreement.
     “Foreign Issuer” means each of the Company’s material first-tier Foreign Subsidiaries.
     “Issuer” means the Company, each of the Company’s Material Domestic Subsidiaries (as defined in the Credit Agreement) and each Foreign Issuer.
     “Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of March 25, 2008, by and among JP Morgan Chase Bank, N.A., Deutsche Bank Trust Company Americas, the Company and the other parties thereto, as amended, restated or otherwise modified from time to time, or replaced in connection with any amendment, restatement, modification, renewal or replacement of Credit Facilities.
     “Obligations” means all unpaid principal of and accrued and unpaid interest on the Notes, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Company to the Holders or to the Trustee, the Second Priority Collateral Agent or any indemnified party arising under the Indenture and the Financing Documents (as defined in the Note Purchase Agreement), including without limitation all obligations of the Guarantors under the Note Guarantees and all joinders and supplements thereto.
     “Pledged Collateral” shall have the meaning ascribed thereto in Section 2 below.
     “Pledged Shares” shall have the meaning ascribed thereto in Section 2 below.
     “Proceeds” means “proceeds”, as such term is defined in the UCC and, in any event, includes, without limitation, (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable with respect to any of the Pledged Collateral, (b) any and all payments (in any form whatsoever) made or due and payable from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Pledged Collateral by any governmental body, authority, bureau or agency (or any person acting under color of Governmental Authority), (c) all Stock Rights and (d) any and all other amounts from time to time paid or payable under, in respect of or in connection with any of the Pledged Collateral other than Excluded Assets (as defined in the Second Priority Security Agreement).
     “Representative” means any Person acting as agent, representative or trustee on behalf of the Second Priority Collateral Agent from time to time, including, without limitation, the First Priority Collateral Agent acting as agent and bailee on behalf of the Second Priority Collateral Agent.
     “Required Second Priority Secured Parties” means, prior to the date upon which the Indenture has terminated by its terms and all of the Obligations have been paid in full, the Required Holders (as defined in the Indenture).
     “Second Priority Secured Parties” means, collectively, each Holder, the Trustee, the Second Priority Collateral Agent, as Representative and all of their successors and assigns.
     “Second Priority Secured Obligations” means all Obligations.
     “Second Priority Security Agreement” means that certain Second Priority Security Agreement dated as of the date hereof among the Second Priority Collateral Agent, Holdco and certain of its Subsidiaries, as from time to time amended, restated, amended and restated, modified or supplemented.
     “Significant Acquired Subsidiary” means any Subsidiary of Holdco that on the date such Subsidiary is acquired, incorporated or formed (or in respect of a newly incorporated or formed Subsidiary, that acquires assets as part of one or more related transactions immediately thereafter) has total assets that exceed 10% of the consolidated total assets of the Company and its Subsidiaries or has total revenues for the most recent 12 month period, if applicable, on a pro forma basis that exceed 10% of the total consolidated revenues for the most recent 12 month period of the Company and its Subsidiaries.

     “Stock Rights” means all dividends, instruments or other distributions and any stocks, shares, warrants, options or other securities rights or any other right or property which the Pledgors shall receive or shall become entitled to by way of dividend bonus, redemption, exchange, purchase, substitution, conversion, consolidation, subdivision, preference or otherwise to receive for any reason whatsoever with respect to, in substitution for or in exchange for, any Pledged Shares.
     “Termination Date” shall have the meaning ascribed thereto in Section 18 below.
     “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, that to the extent that the UCC is used to define any term herein or in any Financing Document (as defined in the Note Purchase Agreement) and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.
     Section 2. Pledge.
     (a) As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Second Priority Secured Obligations, as of the Closing Date each Pledgor hereby grants, pledges, assigns, hypothecates, transfers, delivers and grants to the Second Priority Collateral Agent, for the benefit of the Second Priority Secured Parties, a Lien on and security interest in (i) to the extent the same do not constitute Excluded Shares, all of the Capital Stock of the Issuers now owned or hereafter acquired by such Pledgor (collectively, the “Pledged Shares”; when used with respect to any one Pledgor, “Pledged Shares” means the Pledged Shares in which such Pledgor has an interest), (ii) subject to Section 5, any Stock Rights, (iii) the certificates, if any, representing all such Pledged Shares and Stock Rights and (iv) all Proceeds of the collateral described in the preceding clauses (i), (ii) and (iii) (the collateral described in clauses (i) through (iv) of this Section 2 being collectively referred to as the “Pledged Collateral”). Notwithstanding the foregoing, the Pledged Collateral shall not be deemed to include (a) any General Intangibles or other rights arising under contracts, Instruments, licenses, license agreements or other documents, to the extent (and only to the extent) that the grant of a security interest would (i) be prohibited by an enforceable anti-assignment provision of such documents in favor of a third party on such grant, unless and until any required consents shall have been obtained, (ii) give any other party to such contract, Instrument, license, license agreement or other document the right to terminate its obligations thereunder, or (iii) violate any law, provided, however, that (1) any portion of any such General Intangible or other such right pursuant to this clause (a) shall constitute Pledged Collateral at the time and to the extent that the grant of a security interest therein does not result in any of the consequences specified in subclauses (i) through (iii) above and (2) the limitation set forth in this clause (a) above shall not affect, limit, restrict or impair the grant by a Pledgor of a security interest pursuant to this Agreement in any such General Intangible or other such right, to the extent that an otherwise applicable prohibition or restriction on such grant is rendered ineffective by any applicable law, including the UCC; (b) any property as to which the Second Priority Collateral Agent and the Company reasonably determine (as specified in writing by such Persons) that the costs of obtaining a security interest (or perfecting the same) outweighs the benefit to the Second Priority Secured Parties of the security afforded thereby; (c) any other assets that require perfection exclusively through control agreements under the applicable UCC; or (d) any direct Proceeds, substitutions or replacements of any of the foregoing, but only to the extent such Proceeds, substitutions or replacements would otherwise constitute any of the items described in clauses (a) through (c) above.
     (b) All of the Pledged Shares now owned by each Pledgor which are presently represented by certificates are listed on Exhibit A hereto, which certificates, with undated stock or other transfer powers duly executed in blank by such Pledgor and irrevocable proxies, have previously been or are simultaneously herewith being delivered to the Second Priority Collateral Agent (or prior to the First Priority Obligations Payment Date, the First Priority Collateral Agent acting as bailee on its behalf), for the benefit of the Second Priority Secured Parties.
     Section 3. Representations and Warranties of Pledgors. Each Pledgor represents and warrants to, and covenants with, the Second Priority Collateral Agent, for the benefit of the Second Priority Secured Parties, as follows:
     (a) such Pledgor is the record and beneficial owner of, and has legal title to, the Pledged Shares which are listed on Exhibit A, and such shares are free and clear of all Liens whatsoever, except for Permitted Liens;
     (b) such Pledgor has the power, authority and legal right to execute this Agreement and to pledge the Pledged Shares and any additional Pledged Collateral to the Second Priority Collateral Agent, for the benefit of the Second Priority Secured Parties;
     (c) this Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles;
     (d) there are no outstanding options, warrants or other agreements with respect to the Pledged Shares;
     (e) the Pledged Shares have been duly and validly authorized and issued, and are or will be fully paid and non-assessable. The Pledged Shares listed on Exhibit A constitute the percentage of the issued and outstanding Capital Stock of such class of the Issuers specified on Exhibit A;
     (f) no consent, approval or authorization of or designation or filing with any Governmental Authority on the part of such Pledgor is required in connection with or as a condition to the pledge and security interest granted under this Agreement, or the exercise by the Second Priority Collateral Agent of the voting and other rights provided for in this Agreement except as may be required in connection with disposition of the Pledged Collateral by laws affecting the offering and sale of securities generally;

     (g) the execution, delivery and performance of this Agreement by such Pledgor will not violate any provision of (i) any applicable law, rule, regulation, order, judgment, writ, award or decree binding on such Pledgor, (ii) the charter or by-laws or Memorandum of Articles of Association of such Pledgor or any Issuer or of any securities issued by any Issuer or (iii) any mortgage, indenture, lease, contract, or other agreement, instrument or undertaking to which such Pledgor or any Issuer is a party or to which such Pledgor or its assets is bound, and will not result in the creation or imposition of any Lien in any of the assets of such Pledgor or any Issuer except to the extent otherwise permitted by this Agreement or the Indenture and except with respect to clauses (i) or (iii), to the extent, individually or in the aggregate, that such violation, conflict, breach, default or creation or imposition of any Lien could not reasonably be expected to result in a Material Adverse Effect;
     (h) the pledge, assignment and delivery to the Second Priority Collateral Agent (or its Representative) of the Pledged Shares pursuant to this Agreement and the filing of UCC financing statements pursuant to the terms of the Second Priority Security Agreement create a valid second priority Lien on and a perfected security interest in the Pledged Shares and the Proceeds thereof, to the extent that such Pledged Shares may be perfected by filing a financing statement under the UCC or by such pledge, assignment and delivery, in favor of the Second Priority Collateral Agent, for the benefit of the Second Priority Secured Parties, subject to no prior Lien other than the Lien created in favor of the First Priority Collateral Agent. Such Pledgor covenants and agrees that it will defend the Second Priority Collateral Agent’s right, title and security interest in and to the Pledged Shares and the Proceeds thereof against the claims and demands of all persons whomsoever;
     (i) with respect to any certificates delivered to the Second Priority Collateral Agent (or prior to the First Priority Obligations Payment Date, the First Priority Collateral Agent acting as bailee on its behalf) representing Pledged Collateral, either such certificates are “Securities” as defined in Article 8 of the UCC as a result of actions by the Issuer or otherwise, or, if such certificates are not Securities, such Pledgor has so informed the Second Priority Collateral Agent so that the Second Priority Collateral Agent may take steps to perfect its security interest therein as a General Intangible; and
     (j) none of the Pledged Collateral owned by such Pledgor has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject, except to the extent, individually or in the aggregate, that such issuance or transfer could not reasonably be expected to result in a Material Adverse Effect.
     Section 4. Covenants. If prior to the Termination Date, any Pledgor shall receive any certificate representing Pledged Shares (including, without limitation, any certificate representing a dividend or a distribution in kind in connection with any reclassification, increase or reduction of capital, or issued in connection with any reorganization, merger or consolidation), or any options or rights, whether as an addition to, in substitution for, or in exchange for any of the Pledged Shares, or otherwise, such Pledgor agrees to accept the same as the Second Priority Collateral Agent’s Representative and to hold the same in trust for the Second Priority Collateral

Agent, and such Pledgor shall on the earlier of (A) 30 days after the date written notice thereof has been given to the Pledgor by the Second Priority Collateral Agent but only with respect to certificates representing Capital Stock of Significant Acquired Subsidiaries and (B) on or before the later of (i) 30 days following such receipt or (ii) the first date required for delivery of financial statements pursuant to Section 4.03(a)(i) or (ii) of the Indenture following such receipt (or such longer period as to which the Second Priority Collateral Agent may agree), or, if an Event of Default has occurred and is continuing, within 30 days following written notice thereof given by the Second Priority Collateral Agent to such Pledgor, deliver the same forthwith to (prior to the First Priority Obligations Payment Date) the First Priority Collateral Agent or the Second Priority Collateral Agent, in the exact form received, with the endorsement of such Pledgor when necessary and/or appropriate undated stock or other transfer powers duly executed in blank, to be held (prior to the First Priority Obligations Payment Date) by the First Priority Collateral Agent (acting as bailee on behalf of the Second Priority Collateral Agent) or the Second Priority Collateral Agent, as applicable, for the benefit of the Second Priority Secured Parties, subject to the terms hereof, as additional Pledged Collateral. Upon the creation or acquisition by any Pledgor of any Capital Stock in any other Issuer or any additional Pledged Shares of any Issuer, such Pledgor shall, on or before the later of (i) 30 days following such creation or acquisition or (ii) the first date required for delivery of financial statements pursuant to Section 4.03(a)(i) or (ii) of the Indenture following such creation or acquisition (or such longer period as to which the Second Priority Collateral Agent may agree), execute and deliver to the Second Priority Collateral Agent an Addendum in the form of Exhibit B hereto (an “Addendum”); provided, that with respect to any Foreign Issuer whose Capital Stock is uncertificated, the applicable Pledgor shall, to the extent not prohibited by applicable law, cause to be issued one or more stock certificates representing 65% of the issued Capital Stock of such Foreign Issuer, together with undated instruments of transfer duly executed by such Pledgor to be delivered (i) prior to the First Priority Obligations Payment Date, to the First Priority Collateral Agent or (ii) on and after the First Priority Obligations Payment Date, to the Second Priority Collateral Agent, within such time period. (i) Prior to the First Priority Obligations Payment Date, the First Priority Collateral Agent or (ii) on and after the First Priority Obligations Payment Date, the Second Priority Collateral Agent, shall on behalf of the Second Priority Secured Parties, maintain possession and custody of any certificates delivered to it representing the Pledged Shares and any additional Pledged Collateral. Without the prior written consent of the Second Priority Collateral Agent each Pledgor agrees that it shall not, and not otherwise permit any Issuer, to opt-in to Article 8 of the UCC with respect to any uncertificated Pledged Collateral which will cause such Pledged Collateral to become a “Security” within the meaning of Section 8-102 of the UCC.
     Section 5. Administration of Security.
     (a) Each Pledgor shall be entitled (subject to the other provisions hereof, including, without limitation, Section 8 below):
          (i) until receipt of notice to the contrary from the Second Priority Collateral Agent during the continuance of an Event of Default, to vote or consent, or refrain from voting or consenting, with respect to the Pledged Shares; provided however, that no vote or other right shall be exercised or action taken by any Pledgor which would have the effect of materially impairing the rights of the Second Priority Collateral Agent in respect of such Pledged Collateral; and
          (ii) until receipt of notice to the contrary from the Second Priority Collateral Agent delivered during the continuance of an Event of Default, to receive cash dividends or other distributions in the ordinary course made in respect of the Pledged Shares, to the extent payment is not prohibited pursuant to the Indenture.
     (b) Upon the occurrence and continuance of an Event of Default, (i) prior to the First Priority Obligations Payment Date, the First Priority Collateral Agent or (ii) on and after the First Priority Obligations Payment Date or the Second Priority Enforcement Date (as defined in the Intercreditor Agreement), the Second Priority Collateral Agent, may act as each Pledgor’s proxy and attorney-in-fact pursuant to the terms of Section 22, subject to the limitations set forth in the last sentence of this clause (b), with respect to its Pledged Collateral, including the right to vote such Pledged Collateral, with full power of substitution to do so, and the right to exercise all other rights, powers, privileges and remedies to which a holder of such Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, calling special meetings of shareholders and voting at such meetings). Such proxy shall be effective, automatically and without the necessity of any action (including any transfer of any such Pledged Collateral on the record books of the issuer thereof) by any person (including the issuer of such Pledged Collateral or any officer or agent thereof), upon the occurrence and continuation of an Event of Default.
     (c) Upon the occurrence and during the continuance of an Event of Default, in the event that any Pledgor, as record and beneficial owner of its Pledged Shares, shall have received or shall have become entitled to receive, any cash dividends or other distributions on account of the Pledged Shares in the ordinary course or pursuant to the recapitalization of the capital of the Issuer thereof or pursuant to the reorganization thereof, such Pledgor shall, at the Second Priority Collateral Agent’s written request, promptly deliver such cash or other distributions to the Second Priority Collateral Agent or its Representative, for the benefit of the Second Priority Secured Parties, and the Second Priority Collateral Agent, shall be entitled to receive and retain, all such cash or other distributions as additional Pledged Collateral.
     Section 6. [Reserved]
     Section 7. Certain Rights of the Second Priority Collateral Agent. Neither the Second Priority Collateral Agent nor any of the other Second Priority Secured Parties shall be liable for failure to collect or realize upon any of the Second Priority Secured Obligations or any collateral security or guaranty therefor, or any part thereof, or for any delay in so doing, nor shall the Second Priority Collateral Agent or any of the other Second Priority Secured Parties be under any obligation to take any action whatsoever with regard thereto. Any or all of the Pledged Shares held by the First Priority Collateral Agent or the Second Priority Collateral Agent or any Representative thereof hereunder may, if an Event of Default has occurred and is continuing, be registered in the name of the Second Priority Collateral Agent or its nominee and the Second Priority Collateral Agent or its nominee may thereafter (with prompt subsequent, but not prior, notice to the Pledgors) exercise all voting and corporate rights at any meeting with respect to any Issuer and exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Shares as if it were the absolute owner thereof, including, without limitation, the right to vote in favor of, and to exchange at its discretion any and all of the Pledged Shares upon, the merger, consolidation, reorganization, recapitalization or other readjustment with respect to any Issuer or upon the exercise by any Pledgor or the Second Priority Collateral Agent or any Representative thereof, of any right, privilege or option pertaining to any of the Pledged Shares, and in connection therewith, to deposit and deliver any and all of the Pledged Shares with any depository, transfer agent, registrar or other designated agency upon such terms and conditions as the Second Priority Collateral Agent may determine, all without liability except to account for property actually received by the Second Priority Collateral Agent or any Representative thereof. For purposes of this Agreement, the Second Priority Collateral Agent shall act at the written direction of the Required Second Priority Secured Parties.
     Section 8. Remedies. Upon the occurrence and during the continuance of an Event of Default, the Second Priority Collateral Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon any Pledgor or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Pledged Collateral, or any part thereof, and/or may forthwith sell, assign, give an option or options to purchase, contract to sell or otherwise dispose of (including the disposition by merger) and deliver said Pledged Collateral, or any part thereof, in one or more portions at public or private sale or sales or transactions, at any exchange, broker’s board or at the Second Priority Collateral Agent’s offices or elsewhere upon such terms and conditions as the Second Priority Collateral Agent may deem commercially reasonable and at such prices as it may deem best, for any combination of cash and/or securities or other property or on credit or for future delivery without assumption by any Second Priority Secured Party of any credit risk, with the right to the Second Priority Collateral Agent or its Representative upon any such sale or sales, public or private, to purchase the whole or any part of said Pledged Collateral so sold, free of any right or equity of redemption in any Pledgor, which right or equity is hereby expressly waived or released. Each Pledgor agrees that the Second Priority Collateral Agent or its Representative need not give more than ten (10) days’ notice (but shall give at least ten (10) days’ notice) of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice is reasonable notification of such matters. No notification need be given to any Pledgor if such Pledgor has signed after the occurrence and during the continuance of an Event of Default a statement renouncing or modifying any right to notification of sale or other intended disposition. In addition to the rights and remedies granted to the Second Priority Collateral Agent for the benefit of the Second Priority Secured Parties in this Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Obligations, the Second Priority Collateral Agent and the other Second Priority Secured Parties shall have all the rights and remedies of a secured party under the UCC and under any other applicable law.
     Section 9. Sale of Pledged Shares.

     (a) Each Pledgor recognizes that the Second Priority Collateral Agent or its Representative, on behalf of the Second Priority Secured Parties may be unable to effect a public sale or disposition (including, without limitation, any disposition in connection with a merger of any Subsidiary) of any or all the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Act”), and applicable state securities laws, but may be compelled to resort to one or more private sales or dispositions thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that any such private sale or disposition may result in prices and other terms (including the terms of any securities or other property received in connection therewith) less favorable to the seller than if such sale or disposition were a public sale or disposition and, notwithstanding such circumstances, agrees that any such private sale or disposition shall be deemed to be reasonable and affected in a commercially reasonable manner. The Second Priority Collateral Agent, shall be under no obligation to delay a sale or disposition of any of the Pledged Collateral in order to permit any Pledgor or any Issuer to register such securities for public sale under the Act, or under applicable state securities laws, even if such Pledgor or any Issuer would agree to do so. No Second Priority Secured Party shall incur any liability as a result of the sale of any such Pledged Collateral, or any part thereof, at any private sale provided for in this Agreement conducted in a commercially reasonable manner, and each Pledgor hereby waives any claims against the Second Priority Secured Parties arising by reason of the fact that the price at which the Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if, acting in a commercially reasonable manner, the Second Priority Collateral Agent or its Representative accepts the first offer received and does not offer the Pledged Collateral to more than one offeree.
     (b) Upon the occurrence and during the continuance of an Event of Default, each Pledgor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such sale or sales or dispositions of any portion or all of the Pledged Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales or dispositions, all at such Pledgor’s expense.
     (c) Each Pledgor agrees to indemnify and hold harmless the Second Priority Secured Parties, each of their respective successors and assigns, officers, directors, employees, agents and attorneys, and any Person in control of any thereof, from and against any loss, liability, claim, damage and expense (limited with respect to legal expenses to the reasonable out-of-pocket fees, disbursements and other charges of one counsel to such indemnified Persons taken as a whole and, if reasonably necessary, one local counsel in any relevant jurisdiction) (collectively called the “Indemnified Liabilities”), under federal and state securities laws or otherwise insofar as any such Indemnified Liability:

          (i) arises out of or is based upon any Pledgors’ untrue statement or alleged untrue statement of a material fact contained in any registration statement, prospectus or offering memorandum or in any preliminary prospectus or preliminary offering memorandum or in any amendment or supplement to any of the foregoing or in any other writing prepared in connection with the offer, sale or resale of all or any portion of the Pledged Collateral prior to the termination of this Agreement unless such untrue statement of material fact was provided by the Second Priority Collateral Agent specifically for inclusion therein; or
          (ii) arises out of or is based upon any Pledgors’ omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading;
such indemnification to remain operative regardless of any investigation made by or on behalf of the Second Priority Collateral Agent, any Representative, any Second Priority Secured Party or any successor thereof, or any Person in control of any thereof. In connection with a public sale or other distribution, each Pledgor will provide customary indemnification to any underwriters, their respective successors and assigns, their respective officers and directors and each Person who controls any such underwriter (within the meaning of the Act). If and to the extent that the foregoing undertakings in this Section 9(c) may be unenforceable for any reason, each Pledgor agrees to make maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The obligations of each Pledgor under this Section 9(c) shall survive any termination of this Agreement.
     Section 10. Application of Proceeds. The proceeds of any collection, sale or other realization of all or any part of the Pledged Collateral, and any other cash at the time held by the First Priority Collateral Agent (acting as bailee on behalf of the Second Priority Collateral Agent) or the Second Priority Collateral Agent, as applicable under this Agreement, shall (subject to the Intercreditor Agreement), following an Event of Default, be applied in the manner set forth in Section 7.06 of the Indenture. Each Pledgor shall remain liable for any deficiency remaining after such application.
     Section 11. Further Assurances. Each Pledgor agrees that at any time and from time to time, upon the written request of the Second Priority Collateral Agent, such Pledgor will execute and deliver all stock powers, financing statements, proxies and such further documents and do such further reasonable acts and things as the Second Priority Collateral Agent may reasonably request consistent with the provisions hereof in order to effect the purposes of this Agreement. Without limiting the foregoing, each Pledgor will take any and all actions reasonably required or requested by the Second Priority Collateral Agent, from time to time, to cause the Second Priority Collateral Agent to obtain exclusive control of any Pledged Collateral owned by such Pledgor in a manner reasonably acceptable to the Second Priority Collateral Agent. For purposes of this Section 11, the Second Priority Collateral Agent shall have control of Pledged Collateral if (i) in the case of Pledged Collateral consisting of certificated securities, such Pledgor delivers such certificated securities (prior to the First Priority Obligations Payment Date) to the First Priority Collateral Agent (acting as bailee on behalf of the Second Priority Collateral Agent) or thereafter to the Second Priority Collateral Agent or its Representative (in each case with appropriate endorsements (in blank or otherwise) if such certificated securities are in registered form), as the case may be, and (ii) in the case of any other Pledged Collateral, (prior to the First Priority Obligations Payment Date) the First Priority Collateral Agent (acting as bailee on behalf of the Second Priority Collateral Agent) or thereafter to the Second Priority Collateral Agent or its Representative, has control thereof for all applicable purposes of the UCC, in each case subject only to the Lien of the First Priority Collateral Agent.
     Section 12. Limitation on Duty of the Second Priority Collateral Agent.
     (a) The powers conferred on the Second Priority Collateral Agent under this Agreement are solely to protect the Second Priority Collateral Agent’s interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. The Second Priority Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither the Second Priority Collateral Agent nor its Representative nor any of their respective officers, directors, employees or agents shall be responsible to Pledgors for any act or failure to act, except for bad faith, gross negligence, willful misconduct or breach of this Agreement. Without limiting the foregoing, the Second Priority Collateral Agent and any Representative shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in their possession if such Pledged Collateral is accorded treatment substantially equivalent to that which the Second Priority Collateral Agent or any Representative, in its individual capacity, accords its own property consisting of the type of Pledged Collateral involved, it being understood and agreed that neither the Second Priority Collateral Agent nor any Representative shall have any responsibility for taking any necessary steps (other than steps taken in accordance with the standard of care set forth above) to protect, preserve or exercise rights against any Person with respect to any Pledged Collateral and shall be relieved of all responsibility for the Pledged Collateral upon surrendering it to the applicable Pledgor.
     (b) Also without limiting the generality of the foregoing, neither the Second Priority Collateral Agent nor any Representative shall have any obligation or liability under any contract or license by reason of or arising out of this Agreement or the granting to the Second Priority Collateral Agent of a security interest therein or assignment thereof or the receipt by the Second Priority Collateral Agent or any Representative of any payment relating to any contract or license pursuant hereto, nor shall the Second Priority Collateral Agent or any Representative be required or obligated in any manner to perform or fulfill any of the obligations of any Pledgor under or pursuant to any contract or license, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any contract or license, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
     Section 13. Second Priority Collateral Agent’s Actions. Whenever reference is made in this Agreement to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Second Priority Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Second Priority Collateral Agent, it is understood that in all cases the Second Priority Collateral Agent shall be fully justified in failing or refusing to take any such action under this Agreement if it shall not have received such advice or concurrence of the Required Second Priority Secured Parties, as it deems appropriate. This provision is intended solely for the benefit of the Second Priority Collateral Agent and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim, or confer any rights or benefits on any party hereto.
     Section 14. Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.
     Section 15. No Waiver; Cumulative Remedies. No failure on the part of the Second Priority Collateral Agent to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Second Priority Collateral Agent of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Neither the Second Priority Collateral Agent nor any of the other Second Priority Secured Parties shall be liable for any failure to collect or realize upon any of the Secured Obligations (as defined in the Second Priority Security Agreement) or any collateral security or guaranty therefor, or any part thereof, or for any delay in so doing, nor shall the Second Priority Collateral Agent or any of the other Second Priority Secured Parties be under any obligation to take any action whatsoever with regard thereto. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.
     Section 16. Specific Performance. Each Pledgor agrees that a breach of any of the covenants contained in Sections 2(b), 4, 5(c), 9 or 11 hereof will cause irreparable injury to the Second Priority Secured Parties, that the Second Priority Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant referenced above shall be specifically enforceable against such Pledgor in an action for specific performance.
     Section 17. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto, the Second Priority Secured Parties and the respective successors and assigns of the foregoing, provided, that no Pledgor shall assign or transfer its rights hereunder without the prior written consent of the Second Priority Collateral Agent.
     Section 18. Termination. This Agreement and the Liens granted hereunder shall terminate upon the date of the termination of the Indenture, the full and complete performance and indefeasible satisfaction of all the Obligations (other than contingent indemnification obligations) and the termination of all commitments which could give rise to Obligations (the “Termination Date”), whereupon each Pledgor shall automatically be released from its obligations hereunder (other than those expressly stated to survive such termination) and the

Second Priority Collateral Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral (including all certificates evidencing the Pledged Collateral in its possession or control) to or on the order of the Pledgors. The Second Priority Collateral Agent, at the Pledgors’ expense, shall also execute and deliver to the Pledgors upon such termination such UCC termination statements and such other documentation as shall be reasonably requested by the Pledgors to effect the termination and release of the Liens in favor of the Second Priority Collateral Agent created hereby.
     Section 19. Possession of Pledged Collateral. Beyond the exercise of reasonable care to assure the safe custody of the Pledged Collateral in the physical possession of the Second Priority Collateral Agent or its Representative pursuant hereto, neither the Second Priority Collateral Agent nor any nominee or Representative of the Second Priority Collateral Agent shall have any duty or liability to collect any sums due in respect thereof or to protect, preserve or exercise any rights pertaining thereto, and shall be relieved of all responsibility for the Pledged Collateral upon surrendering them to the applicable Pledgor.
     Section 20. Survival of Representations and Warranties. All representations and warranties of each Pledgor contained in this Agreement shall survive the execution and delivery of this Agreement.
     Section 21. Expenses. Any taxes (including income taxes) and stamp duties payable or ruled payable by any domestic or foreign Governmental Entity in respect of this Agreement shall be paid by the Pledgors, together with related interest, penalties, fines and expenses, if any. The Pledgors shall reimburse the Second Priority Collateral Agent or its Representative promptly following demand for any and all reasonable and documented costs and out-of-pocket expenses (limited with respect to legal expenses to the reasonable fees, disbursements and other charges of one counsel to the Second Priority Collateral Agent and, if reasonably necessary, one local counsel in any relevant jurisdiction) relating to this Agreement. For purposes thereof, costs and expenses relating to the collection, preservation or sale of the Pledged Collateral shall be deemed to be in connection with the administration of this Agreement. Any and all costs and expenses incurred by the Pledgors in the performance of actions required pursuant to the terms hereof shall be borne solely by the Pledgors.
     Section 22. Attorney-In-Fact. Until the Termination Date, each Pledgor hereby irrevocably appoints (i) prior to the First Priority Obligations Payment Date, the First Priority Collateral Agent or (ii) on and after the First Priority Obligations Payment Date or the Second Priority Enforcement Date, the Second Priority Collateral Agent, as such Pledgor’s attorney-in-fact, effective upon the occurrence and during the continuance of an Event of Default, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time in the Second Priority Collateral Agent’s discretion, to take any action and to execute any instrument that the Second Priority Collateral Agent deems reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to such Pledgor representing any dividend, payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same, when and to the extent permitted by this Agreement.

     Section 23. Notices. All notices, demands and requests that any party is required or elects to give to any other party shall be given in accordance with the provisions of Section 14.01 of the Indenture, and if given (i) to the Second Priority Collateral Agent, shall be given to it at Deutsche Bank Trust Company Americas, Trust & Securities Services, 60 Wall Street, MS 2710, New York, New York 10005, Attn: Deal Manager — Corporates Team, Facsimile No. (732) 578-4635; with a copy to: Deutsche Bank Trust Company America c/o Deutsche Bank National Trust Company, Trust & Securities Services, 25 DeForest Avenue, MS SUM01-0105, Summit, New Jersey 07901, Attn: Deal Manager — Corporates Team, Facsimile No. (732) 578-4635; or as otherwise specified by the Collateral Agent in writing, (ii) to a Pledgor other than the Company, shall be given to it c/o the Company at the address specified in the Indenture and (iii) to the Company, shall be given to it at its address specified in the Indenture.
     Section 24. Choice of Law, Submission to Jurisdiction, etc.
     (a) This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflicts of laws principles thereof.
     (b) Each Pledgor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
     (c) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
     (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 23. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
     Section 25. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT,

TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     Section 26. Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by each Pledgor and the Second Priority Collateral Agent with (other than in the case of amendments hereof solely for the purpose of adding Pledged Collateral as contemplated hereby) the concurrence or at the direction of the Required Second Priority Secured Parties. Any such amendment or waiver shall be binding upon the Second Priority Collateral Agent and each Pledgor and their respective successors and assigns.
     Section 27. Counterparts; Headings. This Agreement may be authenticated in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may authenticate this Agreement by signing any such counterpart. This Agreement may be authenticated by manual signature, facsimile or electronic means, all of which shall be equally valid. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.
     Section 28. Entire Agreement. This Agreement embodies the entire agreement and understanding between the Pledgors and the Second Priority Collateral Agent with respect to the subject matter hereof and supersedes all prior oral and written agreements and understandings between any Pledgor and the Second Priority Collateral Agent relating to the subject matter hereof. Nothing in this Agreement shall be deemed to limit or supersede the rights granted to the Second Priority Collateral Agent or the other Second Priority Secured Parties in the Indenture. In the event of any inconsistencies between the provisions of this Agreement and the provisions of the Second Priority Security Agreement relating to Pledged Collateral, the provisions of this Agreement relating to the Pledged Collateral shall govern.
     Section 29. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act, Deutsche Bank Trust Company Americas, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this agreement agree that they will provide Deutsche Bank Trust Company Americas with such information as it may request in order for Deutsche Bank Trust Company Americas to satisfy the requirements of the USA Patriot Act.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Second Priority Pledge Agreement to be duly executed and delivered as of the day and year first above written.

PLEDGORS:

MONEYGRAM INTERNATIONAL, INC.

By:	/s/ David J. Parrin

Title:	Executive Vice President and Chief Financial Officer

MONEYGRAM PAYMENT SYSTEMS WORLDWIDE, INC.

By:	/s/ David J. Parrin

Title:	Executive Vice President and Chief Financial Officer

MONEYGRAM PAYMENT SYSTEMS, INC.

By:	/s/ David J. Parrin

Title:	Executive Vice President and Chief Financial Officer

FSMC, INC.

By:	/s/ David J. Parrin

Title:	Executive Vice President and Chief Financial Officer

MONEYGRAM INVESTMENTS, LLC

By:	/s/ David J. Parrin

Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Amended and restated Pledge Agreement]

PROPERTYBRIDGE, INC.

By:	/s/ David J. Parrin

Title:	Executive Vice President and Chief Financial Officer

MONEYGRAM OF NEW YORK LLC,

By: MONEYGRAM PAYMENT
SYSTEMS, INC., its Sole Member

By:	/s/ David J. Parrin

Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Amended and restated Pledge Agreement]

SECOND PRIORITY COLLATERAL AGENT:

DEUTSCHE BANK TRUST COMPANY
AMERICAS, as Second Priority Collateral
Agent for the benefit of the Second Priority
Secured Parties

By: Deutsche Bank National Trust Company

By:	/s/ Cynthia J. Powell

Title:	Vice President

By:	/s/ David Contino

Title:	Vice President

[Signature Page to Amended and Restated Pledge Agreement]

Exhibit A
to Pledge Agreement

					% of
					Issued
					Shares of
		Certificate	No.	Class of	such Class
Pledgor	Issuer	No.	of Shares	Shares	of Issuer
MoneyGram International, Inc.	MoneyGram Payment Systems Worldwide, Inc.	2	1	Common	100%
MoneyGram Payment Systems Worldwide, Inc.	MoneyGram Payment Systems, Inc.	2	1	Common	100%
MoneyGram Payment Systems, Inc.	FSMC, Inc.	1	1,000	Common	100%
MoneyGram Payment Systems, Inc.	MoneyGram Investments, LLC	Uncertificated	N/A	N/A	100%
MoneyGram Investments, LLC	Long Lake Partners, LLC	Uncertificated	N/A	N/A	100%
MoneyGram Payment Systems, Inc.	PropertyBridge, Inc.	C-18	1	Commnon	100%
MoneyGram Payment Systems, Inc.	MoneyGram of New York LLC	Uncertificated	N/A	N/A	100%
MoneyGram Payment Systems, Inc.	Travelers Express Company (P.R.), Inc.	7	32.5	Common	65%
MoneyGram Payment Systems, Inc.	MoneyGram Payment Systems Canada, Inc.	2	0.65	Common	65%
MoneyGram Payment Systems, Inc.	MoneyGram International Holdings Limited	3	65,000	Ordinary	65%

					% of
					Issued
					Shares of
		Certificate	No.	Class of	such Class
Pledgor	Issuer	No.	of Shares	Shares	of Issuer
MoneyGram Payment Systems, Inc.	MoneyGram France, S.A.	Uncertificated	N/A	N/A	100%
MoneyGram Payment Systems, Inc.	MoneyGram Payments Systems Italy S.r.l.	Uncertificated	N/A	N/A	100%
MoneyGram Payments Systems, Inc.	GBP Holdings, Inc.	1	1	Common	100%
Please note that the stock certificate issued by FSMC, Inc. is actually issued to Travelers Express Company, Inc. which is now known as MoneyGram Payment Systems, Inc. (merger was effective December 31, 2005).

Exhibit B
to Second Priority Pledge Agreement
Addendum to Second Priority Pledge Agreement
     The undersigned, being a Pledgor pursuant to that certain Second Priority Pledge Agreement dated as of March [___], 2008 (the “Pledge Agreement”) in favor of Deutsche Bank Trust Company Americas, a New York banking corporation, as Collateral Agent (the “Second Priority Collateral Agent”), by executing this Addendum, hereby acknowledges that such Pledgor legally and beneficially owns Capital Stock as set forth below of ______, a ______ [corporation] (“Corporation”). Capitalized terms used but not defined herein have the meanings given them in the Second Priority Pledge Agreement. Such Pledgor hereby agrees and acknowledges that Corporation is an Issuer pursuant to the Pledge Agreement and the Shares (as hereinafter defined) shall be deemed Pledged Shares pursuant to the Pledge Agreement. Such Pledgor hereby represents and warrants to the Collateral Agent and the other Second Priority Secured Parties that (i) all of the Capital Stock of Corporation now owned by such Pledgor (“Shares”), to the extent the same do not constitute Excluded Shares, is presently represented by the stock certificates listed below, which stock certificates, with undated stock powers duly executed in blank by such Pledgor, are being delivered (i) prior to the First Priority Obligations Payment Date, to the First Priority Collateral Agent or (ii) on and after the First Priority Obligations Payment Date, to the Second Priority Collateral Agent, simultaneously herewith, and (ii) after giving effect to this addendum, the representations and warranties set forth in Section 3 of the Second Priority Pledge Agreement are true, complete and correct as of the date hereof (except to the extent such representations and warranties are stated to relate to an earlier date, in which case such representations and warranties shall have been made on and as of such earlier date).
Pledged Shares

% of Issued
		Certificate	No.	Class of	Shares of
Pledgor	Issuer	No.	of Shares	Shares	Class
     IN WITNESS WHEREOF, Pledgor has executed this Addendum this                      day of                     , 200___.

PLEDGOR:

By:

Its:

ACKNOWLEDGED
DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Second Priority Collateral Agent

By:

Its:

Exhibit C
to Second Priority Pledge Agreement
Joinder to Second Priority Pledge Agreement
The undersigned,                                         , a                                          , as of the ___ day of ___, 20___, hereby joins in the execution of that certain Pledge Agreement dated as of March ___, 2008 (as the same may be amended, restated, amended and restated supplemented or otherwise modified and in effect from time to time, the “Second Priority Pledge Agreement”) among MoneyGram International, Inc., MoneyGram Payment Systems Worldwide, Inc., MoneyGram Payment Systems, Inc., FSMC, Inc., MoneyGram Investments, LLC, PropertyBridge, Inc., MoneyGram of New York LLC and each other Person that becomes a Pledgor thereunder after the date and pursuant to the terms thereof, to and in favor of Deutsche Bank Trust Company Americas, a New York banking corporation, as the Second Priority Collateral Agent. Capitalized terms used but not defined herein have the meanings given them in the Second Priority Pledge Agreement. By executing this Joinder, the undersigned hereby agrees that it is a Pledgor thereunder and agrees to be bound by all of the terms and provisions of the Second Priority Pledge Agreement.
The undersigned represents and warrants to the Second Priority Collateral Agent and the other Second Priority Secured Parties that the undersigned is the record and beneficial owner of, and has legal title to, the Capital Stock set forth below.
                                         , a

By:
Name:
Title:

Pledged Shares

% of Issued
		Certificate	No.	Class of	Shares of
Pledgor	Issuer	No.	of Shares	Shares	Class
ACKNOWLEDGED
DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Second Priority Collateral Agent

By:
Its: